UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2012

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)
One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Defintive Agreement.

On March 9, 2012, the Board of Directors of Compuware Corporation (the “Company”) authorized the Company to execute an amendment (the “Amendment”) to the Rights Agreement, dated as of October 25, 2000, between the Company and Equiserve Trust Company, N.A., now known as Computershare Trust Company, N.A. (as previously amended, the “Rights Agreement”), which provides for the right to purchase one two-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company at a price of $40.00 per one two-thousandth of a Preferred Share.  The Amendment, executed by the parties on March 14, 2012 as of March 9, 2012, changes the “Final Expiration Date,” as defined in the Rights Agreement, from May 9, 2012 to May 9, 2015. A copy of the Amendment is filed as an exhibit to this report on Form 8-K and is incorporated herein by reference.

In connection with the Board’s approval of the Amendment, it currently intends to ask shareholders at the 2012 annual meeting to vote on a non-binding ratification proposal with respect to the Rights Agreement as amended.  Further information regarding the proposal will be included in the Company’s annual meeting proxy statement.  This report on Form 8-K is not intended to be a solicitation of proxies in connection with the annual meeting.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

           (c) Exhibits.

4.13	Amendment No. 4 to Rights Agreement, dated as of March 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: March 15, 2012	By:	/s/ Laura L. Fournier
Laura L. Fournier
Executive Vice President
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
4.13	Amendment No. 4 to Rights Agreement, dated as of March 9, 2012.